UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On February 8, 2012, Sonoco announced that its Board of Directors has elected James M. Micali as its independent Lead Director, effective immediately. This appointment replaces the current practice of having independent Board committee chairman rotate as presiding director.

Mr. Micali has been an independent director of Sonoco since 2003 and currently serves as chair of the Board’s Corporate Governance and Nominating Committee. The Lead Director’s duties include presiding at executive sessions of the independent directors and at any meetings of the Board at which the Chairman is not present. In addition, the Lead Director will confer with the Chairman regarding Board meeting agendas, schedules and information sent to the Board, along with other duties.

Since 2008, Mr. Micali, 64, has been “Of Counsel” with Ogletree Deakins LLC, and senior advisor to, and limited partner of, Azalea Fund III of Azalea Capital LLC, both of Greenville, South Carolina. He retired as chairman and president of Michelin North America, Inc., of Greenville, South Carolina, in August 2008. Mr. Micali is also a director of SCANA Corporation (NYSE:SCG), Ritchie Brothers Auctioneers, Inc. (NYSE:RBA), and American Tire Distributors Holding, Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99 - Registrant’s news release announcing the selection of James M. Micali as its independent Lead Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 8, 2012	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

EXHIBIT INDEX

99	Registrant’s news release announcing the selection of James M. Micali as its independent Lead Director.